Exhibit 99.1

NextGen Healthcare, Inc. Reports Fiscal 2021 Second Quarter Results

IRVINE, Calif.— Oct. 22, 2020 -- NextGen Healthcare, Inc. (Nasdaq: NXGN), a leading provider of ambulatory-focused healthcare technology solutions, today announced its fiscal 2021 second quarter ended September 30, 2020 operating results.

Fiscal 2021 Second Quarter Highlights

Revenue for the fiscal 2021 second quarter was $140.0 million compared to $134.3 million a year-ago. On a GAAP basis, net income for the fiscal 2021 second quarter was $10.5 million compared to $6.1 million in the fiscal 2020 second quarter. On a GAAP basis, fully diluted net income per share was $0.16 in the fiscal 2021 second quarter compared to $0.09 per share for the same period a year ago. On a non-GAAP basis, fully diluted earnings per share for the fiscal 2021 second quarter was $0.30 versus $0.24 reported in the second quarter a year ago.

Cash flow from operations was $30.4 million in the fiscal 2021 second quarter compared to $23.8 million for the same period a year ago. Free cash flow was $23.7 million compared to $17.1 million in the same period a year ago. The ending cash balance was $103.4 million with $64.0 million outstanding against the revolving credit facility.

“We delivered strong Q2 performance across almost every operational metric and showed solid growth in subscription services,” said Rusty Frantz, president and chief executive officer of NextGen Healthcare. “NextGen Healthcare offers a premium client experience in the independent ambulatory market and this differentiator is showing up in our commercial wins both inside and outside the base. We intend to further capitalize on the success of our integrated solution by migrating our client base onto our Spring ‘21 release which leverages our new patient experience platform – opening up additional long-term market opportunities. With better visibility and confidence in the back half of the year, we are resuming annual guidance.”

Fiscal 2021 Financial Outlook

Based on improved market conditions, the Company is reinstating annual guidance. For fiscal 2021, the Company now expects revenue of between $535 and $551 million and non-GAAP earnings per share between $0.83 and $0.93.

Conference Call Information

NextGen Healthcare will host a conference call to discuss its fiscal 2021 second quarter operating results on Thursday, Oct. 22, 2020 at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). Shareholders and interested participants may listen to a live broadcast of the conference call by dialing 866-750-8947 or 720-405-1352 for international callers and referencing participant code 1092337 approximately 15 minutes prior to the call. A recording of the live webcast will be available on investor.nextgen.com after the call. It will be archived for 90 days until January 20, 2021.

About NextGen Healthcare, Inc.

We empower the transformation of ambulatory care—partnering with medical, behavioral and oral health providers in their journey to value-based care to make healthcare better for everyone. We go beyond EHR and PM. Our integrated solutions help increase clinical productivity, enrich the patient experience, and ensure healthy financial outcomes. We believe in better. Learn more at nextgen.com, and follow us on Facebook, Twitter, LinkedIn, YouTube and Instagram.

Media Contact:
NextGen Healthcare
Tami Stegmaier
O: (949) 237-6083

tstegmaier@nextgen.com

Or

Investor Contact:

Westwicke Partners

Bob East or Asher Dewhurst

Westwicke Partners

(443)213-0500

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

This news release may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company's ability or inability to attract and retain qualified personnel; possible regulation of the Company's software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods' financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company's quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company's revenues and operating results are very difficult to forecast. A major portion of the Company's costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company's period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP (Generally Accepted Accounting Principles) financial measures, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying financial tables. Other companies may calculate non-GAAP measures differently than NextGen Healthcare, Inc., which limits comparability between companies. The Company believes that its presentation of non-GAAP diluted earnings per share provides useful supplemental information to investors and management regarding the Company's financial condition and results. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The Company calculates free cash flow by as total net cash provided by operating activities, net of cash used for the additions of capitalized software costs and equipment and improvements. The Company calculates non-GAAP diluted earnings per share by excluding net acquisition costs, amortization of acquired intangible assets, amortization of deferred debt issuance costs, impairment of assets, restructuring costs, net securities litigation defense costs and settlement, share-based compensation, impairment of assets, and other non-run-rate expenses from GAAP income before provision for income taxes.

The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each quarter of fiscal year 2020 was 22.0%. The normalized non-GAAP tax rate expected to be applied to each quarter of fiscal year 2021 is 20.0%. The determination of this rate is based on the consideration of both historic and projected financial results. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.

The Company’s future period guidance in this release includes adjustments for items not indicative of the Company’s core operations. Such adjustments are generally expected to be of a nature similar to those adjustments applied to the Company’s historic GAAP financial results in the determination of the Company’s non-GAAP diluted earnings per share. Such adjustments, however, may be affected by changes in ongoing assumptions and judgments as to the items that are excluded in the calculation of non-GAAP adjusted net income and adjusted diluted earnings per share, as described in this release. The exact amount and probable significance of these adjustments, including net acquisition costs, impairment of assets, restructuring costs, net securities litigation defense costs, and other non-run-rate expenses, are not currently determinable without unreasonable efforts, but may be significant. These items cannot be reliably quantified or forecasted due to the combination of their historic and expected variability. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Recurring	$125,691	$120,589	$245,213	$240,036
Software, hardware, and other non-recurring	14,311	13,667	25,668	26,081
Total revenues	140,002	134,256	270,881	266,117
Cost of revenue:
Recurring	52,906	50,328	103,335	100,868
Software, hardware, and other non-recurring	6,083	6,563	12,124	12,841
Amortization of capitalized software costs and acquired intangible assets	9,961	8,843	19,860	17,256
Total cost of revenue	68,950	65,734	135,319	130,965
Gross profit	71,052	68,522	135,562	135,152
Operating expenses:
Selling, general and administrative	41,950	39,046	82,687	79,174
Research and development costs, net	17,692	19,789	35,914	41,840
Amortization of acquired intangible assets	1,112	865	2,224	1,730
Impairment of assets	—	1,916	—	2,405
Restructuring costs	—	175	2,562	1,882
Total operating expenses	60,754	61,791	123,387	127,031
Income from operations	10,298	6,731	12,175	8,121
Interest income	12	36	18	115
Interest expense	(1,135)	(387)	(2,242)	(859)
Other income (expense), net	(18)	210	(2)	77
Income before provision for (benefit of) income taxes	9,157	6,590	9,949	7,454
Provision for (benefit of) income taxes	(1,298)	509	318	129
Net income	$10,455	$6,081	$9,631	$7,325
Net income per share:
Basic	$0.16	$0.09	$0.14	$0.11
Diluted	$0.16	$0.09	$0.14	$0.11
Weighted-average shares outstanding:
Basic	66,688	65,401	66,493	65,209
Diluted	66,689	65,560	66,493	65,445

NEXTGEN HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	September 30, 2020	March 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$103,440	$138,012
Restricted cash and cash equivalents	5,405	2,307
Accounts receivable, net	75,102	80,006
Contract assets	15,714	12,529
Income taxes receivable	1,900	856
Prepaid expenses and other current assets	23,361	26,305
Total current assets	224,922	260,015
Equipment and improvements, net	16,720	19,836
Capitalized software costs, net	39,234	37,004
Operating lease assets	30,804	31,004
Deferred income taxes, net	10,647	10,620
Contract assets, net of current	2,303	3,007
Intangibles, net	45,577	57,809
Goodwill	267,212	267,165
Other assets	34,993	33,656
Total assets	$672,412	$720,116
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,822	$10,521
Contract liabilities	48,442	56,786
Accrued compensation and related benefits	32,140	23,792
Income taxes payable	50	148
Operating lease liabilities	11,061	10,619
Other current liabilities	38,887	41,352
Total current liabilities	137,402	143,218
Deferred compensation	6,140	5,300
Line of credit	64,000	129,000
Operating lease liabilities, net of current	36,380	38,823
Other noncurrent liabilities	8,899	3,281
Total liabilities	252,821	319,622
Commitments and contingencies
Shareholders' equity:
Common stock
$0.01 par value; authorized 100,000 shares; issued and outstanding 66,734 and 66,134 shares at September 30, 2020 and March 31, 2020, respectively	667	661
Additional paid-in capital	292,228	282,857
Accumulated other comprehensive loss	(2,054)	(2,143)
Retained earnings	128,750	119,119
Total shareholders' equity	419,591	400,494
Total liabilities and shareholders' equity	$672,412	$720,116

NEXTGEN HEALTHCARE, INC.

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data)

RECONCILIATION OF NON-GAAP DILUTED EARNINGS PER SHARE

	Three Months Ended September 30,		Six Months Ended September 30,
	2020	2019	2020	2019
Income before provision for income taxes - GAAP	$9,157	$6,590	$9,949	$7,454
Non-GAAP adjustments:
Acquisition costs, net	142	739	262	739
Amortization of acquired intangible assets	5,984	5,152	12,232	10,305
Amortization of deferred debt issuance costs	178	178	355	355
Impairment of assets	—	1,916	—	2,405
Restructuring costs	—	175	2,562	1,882
Securities litigation defense costs and settlement, net of insurance	3,233	339	4,259	376
Share-based compensation	5,437	4,316	10,830	9,207
Other non-run-rate expenses*	1,154	815	2,465	905
Total adjustments to GAAP income before provision for income taxes:	16,128	13,630	32,965	26,174
Income before provision for income taxes - Non-GAAP	25,285	20,220	42,914	33,628
Provision for income taxes	5,057	4,448	8,583	7,398
Net income - Non-GAAP	$20,228	$15,772	$34,331	$26,230
Diluted net income per share - Non-GAAP	$0.30	$0.24	$0.52	$0.40
Weighted-average shares outstanding (diluted):	66,689	65,560	66,493	65,445

* Other non-run-rate expenses for the three months ended September 30, 2020 consist primarily of $664 excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan, $462 of professional services costs not related to core operations, and $28 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.  Other non-run-rate expenses for the six months ended September 30, 2020 consist primarily of $1,427 excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan, $939 of professional services costs not related to core operations, and $99 of incremental costs and penalties primarily due to the cancellation of certain events directly associated with the COVID-19 pandemic.

Other non-run-rate expenses for the three and six months ended September 30, 2019 consist primarily of excess lease-related expense for vacated facilities and other costs, including retention bonuses, related to the restructuring plan.